PRICING SUPPLEMENT NO. 62                                         Rule 424(b)(3)
DATED:  February 18, 2000                                     File No. 333-83049
(To Prospectus dated August 9, 1999 and
Prospectus Supplement dated August 9, 1999)



                                $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $30,000,000    Floating Rate Notes [x]  Book Entry Notes [ ]

Original Issue Date: 2/24/2000   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 8/24/2001         CUSIP#: 073928NF6

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s): Daily*

[ ]  Treasury Rate                      Interest Reset Period:  Daily*

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[ ]  LIBOR Telerate

[x]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 6.08%             Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.67%

*  Up and including the Business Day immediately preceding Maturity.

** 5/24/2000, 8/24/2000, 11/24/2000, 2/24/2001, 5/24/2001 and 8/24/2001.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.